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                                                               EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-28239, 333-90399, 333-31344, 333-33770, and 333-42770) and
Form S-4 (Nos. 333-33912 and 333-42778) and in the related Prospectuses and in Form S-8 (Nos. 333-15355, 333-15353, 333-29321, 333-15349, 333-15357, 333-29319,
333-84381, 333-84373, 333-84377, 333-93397, 333-93249, 333-35896, and 333-38472)
of Millennium Pharmaceuticals, Inc. of our report dated January 22, 2001, with respect to the consolidated financial statements of Millennium Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.



                                                    /s/ ERNST & YOUNG


Boston, Massachusetts
March 13, 2001